Exhibit 10.10

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

by and among

Giraffe Holding, Inc.,

Giraffe Intermediate A, Inc.,

Giraffe Intermediate B, Inc.,

The Gymboree Corporation

and

the Investors, Other Investors and Managers Named Herein

Entered into on December 23, 2011

8.2.	Written Modifications.	19
8.3.	Effect of Termination.	20
ARTICLE IX.	DEFINITIONS.	20
9.1.	Certain Matters of Construction.	20
9.2.	Definitions.	20
ARTICLE X.	MISCELLANEOUS.	26
10.1.	Authority; Effect.	26
10.2.	Notices.	26
10.3.	Binding Effect, Etc.	27
10.4.	Descriptive Headings.	27
10.5.	Counterparts.	27
10.6.	Severability.	28
ARTICLE XI.	GOVERNING LAW.	28
11.1.	Governing Law.	28
11.2.	Consent to Jurisdiction.	28
11.3.	WAIVER OF JURY TRIAL.	29
11.4.	Exercise of Rights and Remedies.	29

AMENDED AND RESTATED

STOCKHOLDERS AGREEMENT

This Amended and Restated Stockholders Agreement (this “Agreement”) is made as of December 23, 2011, by and among:

(i)	Giraffe Holding, Inc. (the “Company”);

(ii)	Giraffe Intermediate A, Inc. (“Giraffe A”);

(iii)	Giraffe Intermediate B, Inc. (“Giraffe B”);

(iv)	The Gymboree Corporation (“Gymboree”);

(v)	Gymboree Investment Holdings, LLC, a Delaware limited liability company (together with its Permitted Transferees, the “Investors”);

(vi)

Persons who from time to time become party hereto by executing a counterpart signature page hereof and are designated by the Board as “Other Investors” (together with their Permitted Transferees, the “Other Investors”); and

(vii)

Persons who from time to time become party hereto by executing a counterpart signature page hereof and are designated by the Board as “Managers” (together with their Permitted Transferees, the “Managers” and together with the Investors and the Other Investors, the “Stockholders”).

RECITALS

1. The parties hereto entered into that certain Stockholders Agreement, dated as of November 23, 2010 (the “Original Agreement”), to establish the composition of the Company’s board of directors, to restrict the sale, assignment, transfer, encumbrance or other disposition of the Shares (as defined below) and to provide for certain other rights and obligations in respect thereto as hereinafter provided.

2. On or about the date hereof, the holders of the outstanding shares of Common Stock of the Company contributed their the Class A Common Stock, par value $.001 per share, of the Company and their Class L Common Stock, par value $.001 per share, of the Company (the “Contributed Shares”) to Gymboree Holdings, Ltd. , a Cayman Islands exempted company and ultimate parent of the Company (“Gymboree Holdings”) in exchange for Common Stock of Gymboree Holdings (the “Contribution”).

3. Following the Contribution, Gymboree Holdings contributed all of the Contributed Shares to the Investors in return for Equity Interests of the Investors.

4. Following the Contribution, the Investors hold all of the outstanding Common Stock of the Company.

5. In connection with the Contribution on the date hereof, the parties hereto wish to amend and restate the Original Agreement as set forth herein.

AGREEMENT

Therefore, the parties hereto hereby agree as follows:

ARTICLE I

EFFECTIVENESS; DEFINITIONS.

1.1. Effectiveness. This Agreement will become effective upon the date hereof (the “Closing”).

1.2. Definitions. Certain terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in Section ARTICLE IX hereof.

ARTICLE II

VOTING AGREEMENT.

2.1. Election of Directors. Each holder of Shares hereby agrees to cast all votes to which such holder is entitled in respect of the Shares, whether at any annual or special meeting, by written consent or otherwise, (a) to fix the number of members of the board of directors of the Company (the “Board”) at such number as may be specified from time to time by the Majority Investors and (b) to elect as members of the Board such individuals as shall have been nominated from time to time by the Investors.

2.2. Significant Transactions. Each holder of Shares agrees to cast all votes to which such holder is entitled in respect of the Shares, whether at any annual or special meeting, by written consent or otherwise, in the same proportion as Investor Shares are voted by the Investor(s) to approve any sale, recapitalization, merger, consolidation, reorganization or any other transaction or series of transactions involving the Company or its direct or indirect subsidiaries (or all or any portion of their respective assets) in connection with, or in furtherance of, the exercise by the Majority Investors of their rights under Section 4.2..

2.3. Consent to Amendment. Each holder of Shares agrees to cast all votes to which such holder is entitled in respect of the Shares, whether at any annual or special meeting, by written consent or otherwise, in the same proportion as Investor Shares are voted by the Majority Investors to increase the number of authorized shares of Common Stock to the extent necessary to permit the Company to comply with the provisions of its Certificate of Incorporation or any agreement to which the Company is a party.

2.4. Grant of Proxy. Each holder of Shares other than the Investors hereby grants to the Investors an irrevocable proxy coupled with an interest to vote his, her or its Shares in accordance with his, her or its agreements contained in this Section ARTICLE II, which proxy will be valid and remain in effect until the provisions of this Section ARTICLE II expire pursuant to Section 2.6..

2.5. The Company. The Company agrees not to give effect to any action by any holder of Shares or any other Person which is in contravention of this Section ARTICLE II.

2.6. Period. The foregoing provisions of this Section ARTICLE II will expire on the earliest of (a) the closing of a Change of Control, (b) the closing a Qualified Public Offering and (c) the last date permitted by law.

ARTICLE III

TRANSFER RESTRICTIONS. NO HOLDER OF SHARES WILL TRANSFER ANY OF SUCH SHARES TO ANY OTHER PERSON EXCEPT AS PROVIDED IN THIS SECTION ARTICLE III.

3.1. Permitted Transferees.

3.1.1 Affiliates. Any holder of Shares may Transfer any or all of such Shares to an Affiliate of such holder or to a Charitable Organization.

3.1.2 Estate Planning. Any holder of Shares who is a natural Person may Transfer any or all of such Shares (i) by gift to, or for the benefit of, any Member of the Immediate Family of such holder, (ii) to a trust for the benefit of such holder or any Member of the Immediate Family of such holder or (iii) to any other trust in respect of which such holder serves as trustee; provided, however, in the case of clause (iii), that the trust instrument governing such trust will provide that such holder, as trustee, will retain sole and exclusive control over the voting and disposition of such Shares until the termination of this Agreement.

3.1.3 Upon Death. Subject to the provisions of Section 5.1. hereof upon the death of any holder of Shares who is a natural Person, such Shares may be distributed by the will or other instrument taking effect at death of such holder or by applicable laws of descent and distribution to such holder’s estate, executors, administrators and personal representatives, and then to such holder’s heirs, legatees or distributees, whether or not such recipients are Members of the Immediate Family of such holder or a Charitable Organization.

3.1.4 Investors, the Company and Certain Public Offerings. Any holder of Shares may Transfer any or all of such Shares to (a) any Investor, (b) with the Board’s approval, the Company or any subsidiary of the Company or (c) in accordance with the terms of the Registration Rights Agreement.

3.1.5 Additional Permitted Transfers by the Investors. Any holder of Investor Shares may Transfer any or all of such Shares (a) to an Investor or an Affiliated Fund or (b) to its partners or members or to Affiliates of any of the foregoing.

3.1.6 Additional Permitted Transfers by the Other Investors. Any holder of Other Investor Shares may Transfer any or all of such Shares to its partners or members in connection with the termination of such holder’s legal existence. Any such transfer may be made no earlier than six months prior to the termination of the holder’s existence.

No Transfer permitted under the terms of this Section 3.1. will be effective unless the transferee of such Shares (each, a “Permitted Transferee”) has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that such Shares to be received by such Permitted Transferee will remain Investor Shares, Other Investor Shares or Management Shares, as the case may be, and will be subject to all of the provisions of this Agreement and that such Permitted Transferee will be bound by, and will be a party to, this Agreement as the holder of Investor Shares, Other Investor Shares or Management Shares, as the case may be, or as may otherwise be determined by the Board, hereunder; provided, however, that Shares Transferred to any director, officer or employee of, or consultant or adviser to, the Company or any of its subsidiaries by a holder of Investor Shares will thereafter become Management Shares hereunder; and provided further that no Transfer by any holder of Shares to a Permitted Transferee will relieve such holder of any of its obligations hereunder.

3.2. Tag Alongs, Drag Alongs, Etc. In addition to Transfers permitted under Section 3.1.:

3.2.1 any holder of Investor Shares may Transfer such Shares if (i) such holder has complied with the “tag along” provisions contained in Section 4.1. hereof or (ii) the Majority Investors have exercised their “drag along” rights set forth in Section 4.2. hereof; and

3.2.2 any holder of Shares may Transfer any or all of such Shares in accordance with the provisions, terms and conditions of Sections 4.1. and 4.2. hereof solely in their capacity as Participating Sellers thereunder.

Any Shares Transferred after compliance with the terms of Sections 4.1. or 4.2. hereof will conclusively be deemed thereafter not to be Shares under this Agreement and not to be subject to any of the provisions hereof or entitled to the benefit of any of the provisions hereof.

3.3. Transfers Pursuant to Section ARTICLE V; Transfers to the Company. Management Shares may be transferred pursuant to the terms of Section ARTICLE V. Any Shares Transferred to the Company pursuant to this Agreement will conclusively be deemed thereafter not to be Shares under this Agreement and not to be subject to any of the provisions hereof or entitled to the benefit of any of the provisions hereof. Any Shares Transferred to the Investors pursuant to this Agreement will be conclusively deemed thereafter to be Investor Shares under this Agreement and will be subject to, and entitled to the benefit of, the provisions hereof.

3.4. Impermissible Transfer. Any attempted Transfer of Shares not permitted under the terms of this Section ARTICLE III will be null and void, and the Company will not in any way give effect to any such impermissible Transfer. Notwithstanding any other provision of this Section ARTICLE III or otherwise and except as provided in Section ARTICLE IV:

3.4.1 In no event will any Manager be entitled to Transfer his or her Shares (i) to any Person (whether or not to an Affiliate) that in the reasonable judgment of the Majority Investors, exercised in good faith, is a competitor of, or other Person who is adverse to the interests of, the Company or Gymboree or (ii) to any Person who (directly or indirectly) (a) holds an ownership interest in such competitor equal to five percent or more, (b) has invested $5,000,000 or more in such competitor or (c) has designated, or has the right to designate, a member of the board of directors of such competitor, in each case without the approval of the Majority Investors, except, in or following a Qualified Public Offering, in any bona fide underwritten public offering or in any Rule 144 Sale; and

3.4.2 No Manager will be entitled to Transfer Shares at any time if such Transfer would: (i) violate the Securities Act, or any state (or other jurisdiction) securities or “blue sky” laws applicable to the Company or the Shares; (ii) cause the Company to be required to register Common Stock under Section 12(g) of the Exchange Act; (iii) cause the Company to become subject to the registration requirements of the U.S. Investment Company Act of 1940, as amended from time to time; or (iv) be a non-exempt “prohibited transaction” under ERISA or the Code or cause all or any portion of the assets of the Company to constitute “plan assets” under ERISA or Section 4975 of the Code.

3.5. Period. The foregoing provisions of this Section ARTICLE III will expire upon the earlier of the closing of (a) a Change of Control and (b) the effectiveness of the Company’s registration statement in connection with a Qualified Public Offering.

3.6. Transfers of Options. Any Transfer of Options by a Manager or Permitted Transferee that has become a party hereto will be governed by and subject to the terms and conditions of the applicable equity incentive plan to the extent permitted by the terms thereof.

3.7. Stockholder Lock-Up. In connection with each underwritten Public Offering each Stockholder hereby agrees to be bound by and, if requested, to execute and deliver a lock-up agreement with the underwriter(s) of such Public Offering (the “Principal Lock-Up Agreement”) restricting such Stockholder’s right to (i) Transfer any Shares or (ii) enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of Shares, in each case to the extent that such restrictions are agreed to (A) in the case of an Initial Public Offering that is not a demand registration initiated by an Investor, by the Board, (B) in the case of a demand registration initiated by an Investor, by the Investors holding a majority of the Shares proposed to be offered and (C) otherwise, by the holders of a majority of the Shares participating in the Public Offering; provided, however, that no Stockholder will be required by this Section 3.7 to be bound by a lock-up agreement covering a period of greater than 90 days (180 days in the case of the Initial Public Offering) following the effectiveness of the related registration statement plus such additional period of up to 17 days as may be required by the underwriters to satisfy FINRA regulations and permit the managing underwriters’ analysts to publish research updates; provided, further, that no Stockholder will be required by this Section 3.7 to be bound by a lock-up agreement unless the Stockholders that hold a majority of the Shares held by all Stockholders execute such a lock-up agreement with the underwriter(s) of the applicable Public Offering. Notwithstanding the foregoing, such lock-up agreement will not apply to (i) transactions relating to shares of Common Stock or other securities acquired in (A) open market transactions or block purchases after the completion of the Initial Public Offering (or other Public Offering, as applicable) or (B) a Public Offering, (ii) Transfers to Permitted Transferees of such Stockholder in accordance with the terms of this Agreement (including the obligations of such Permitted Transferee to execute and deliver a Principal Lock-Up Agreement), and (iii) conversions of shares of Common Stock into other classes of Common Stock without change of holder.

ARTICLE IV

INVESTOR TRANSFER RIGHTS; “TAG ALONG” AND “DRAG ALONG” RIGHTS.

4.1. Tag Along. If one or more holders of Investor Shares (each such holder, a “Prospective Selling Investor”) proposes to Transfer to a Prospective Buyer (other than an Affiliate of the Investors) in a transaction subject to Section 3.2(a)(i) hereof, an amount of Investor Shares equal to an aggregate of 20% or more of the Investor Shares then currently outstanding and in connection therewith the Majority Investors have not elected to exercise their “drag along” rights under Section 4.2.:

4.1.1 Notice. The Prospective Selling Investors will deliver a written notice (the “Tag Along Notice”) to each other holder of Shares (each, a “Tag Along Holder”) at least ten Business Days prior to such proposed Transfer. The Tag Along Notice will include:

(a) The principal terms of the proposed Sale insofar as it relates to such Shares, including (i) the number and class of the Shares to be purchased from the Prospective Selling Investors, (ii) with respect to each class of Shares to be purchased from the Prospective Selling Investors, the fraction(s) expressed as a percentage, determined by dividing the number of Shares of such class to be purchased from the Prospective Selling Investors by the total number of Investor Shares of such class purchased by the Investors (the “Tag Along Sale Percentage”), (iii) the maximum and minimum per Share purchase price and the form of consideration to be paid by the Prospective Purchaser and (iv) the name and address of the Prospective Buyer; and

(b) An invitation to each Tag Along Holder to make an offer to include in the proposed Sale to the applicable Prospective Buyer an additional number of Shares, of the applicable class of Shares proposed to be transferred, held by such Tag Along Holder (in any event not to exceed in the case of a Tag Along Holder and all of his, her or its Permitted Transferees the Tag Along Sale Percentage of the total number of Shares of the applicable class of Shares held by such Tag Along Holder excluding for purposes of such calculation all Shares underlying any outstanding Options, Warrants or Convertible Securities), on the same terms and conditions (subject to Section 4.3.4 hereof in the case of Options, Warrants and Convertible Securities), with respect to each Share Sold, as the Prospective Selling Investors shall Sell each of their Shares.

4.1.2 Exercise. Within ten Business Days after the date of the Tag Along Notice, each Tag Along Holder desiring to make an offer to include issued and outstanding Shares in the proposed Sale (each a “Participating Seller” and, together with the Prospective Selling Investors, collectively, the “Tag Along Sellers”) will furnish a written notice (the “Tag Along Offer”) to the Prospective Selling Investors offering to include an additional number of Shares of the applicable class of Shares (not in any event to exceed the Tag Along Sale Percentage of the total number of Shares of the applicable class held by such Participating Seller) that such Participating Seller desires to have included in the proposed Sale. Each Tag Along Holder who does not accept the Prospective Selling Investors’ invitation to make an offer to include Shares in the proposed Sale will be deemed to have waived all of his, her or its rights with respect to such Sale, and the Tag Along Sellers will thereafter be free to Sell to the Prospective Buyer, at a per Share price no greater than the maximum per Share price set forth in the Tag Along Notice and on other principal terms which are not materially more favorable to the Tag Along Sellers than those set forth in the Tag Along Notice, without any further obligation to such non-accepting Tag Along Holder.

4.1.3 Irrevocable Offer. The offer of each Participating Seller contained in his, her or its Tag Along Offer will be irrevocable, and, to the extent such offer is accepted,

such Participating Seller will be bound and obligated to Sell in the proposed Sale on the same terms and conditions, with respect to each Share Sold (subject to Section 4.3.4 hereof in the case of Options, Warrants and Convertible Securities), as the Prospective Selling Investors, up to such number of Shares as such Participating Seller will have specified in his, her or its Tag Along Offer; provided, however, that if the principal terms of the proposed Sale change with the result that the per Share price will be less than the minimum per Share price set forth in the Tag Along Notice or the other principal terms will be materially less favorable to the Tag Along Sellers than those set forth in the Tag Along Notice, each Participating Seller will be permitted to withdraw the offer contained in his, her or its Tag Along Offer and will be released from his, her or its obligations thereunder.

4.1.4 Reduction of Shares Sold. The Prospective Selling Investors shall attempt to obtain the inclusion in the proposed Sale of the entire number of Shares that each of the Tag Along Sellers requested to have included in the Sale (as evidenced in the case of the Prospective Selling Investors by the Tag Along Notice and in the case of each Participating Seller by such Participating Seller’s Tag Along Offer). In the event the Prospective Selling Investors will be unable to obtain the inclusion of such entire number of Shares in the proposed Sale, the number of Shares of each class to be sold in the proposed Sale will be allocated among the Tag Along Sellers in proportion, as nearly as practicable, to the respective number of Shares of such class held by each Tag Along Seller, excluding for purposes of such calculation all Shares underlying any outstanding Options or Warrants.

4.1.5 Additional Compliance. If prior to consummation of the Sale, the terms of the proposed Sale change with the result that the per Share price to be paid in such proposed Sale will be greater than the maximum per Share price set forth in the Tag Along Notice or the other principal terms of such proposed Sale will be materially more favorable to the Tag Along Sellers than those set forth in the Tag Along Notice, the Tag Along Notice will be null and void, and it will be necessary for a separate Tag Along Notice to be furnished, and the terms and provisions of this Section 4.1. separately complied with, in order to consummate such proposed Sale pursuant to this Section 4.1.; provided, however, that in the case of such a separate Tag Along Notice, the applicable period to which reference is made in Sections 4.1.1 and 4.1.2 hereof will be five Business Days. If the Prospective Selling Investors have not completed the proposed Sale by the end of the 180th day following the date of the Tag Along Notice, each Participating Seller will be released from his, her or its obligations under his, her or its Tag Along Offer, the Tag Along Notice will be null and void, and it will be necessary for a separate Tag Along Notice to be furnished, and the terms and provisions of this Sections 4.1. separately complied with, in order to consummate such proposed Sale pursuant to this Section 4.1., unless the failure to complete such proposed Sale resulted from any failure by any Participating Seller to comply with the terms of this Sections 4.1..

4.1.6 Classes of Shares. For the avoidance of doubt, the right of any Tag Along Holder to include Shares in any Sale in accordance with this Section 4.1 will be limited to a right to include Shares in such Sale which are of the same class as the Shares to be included in such Sale by the Prospective Selling Investors, and all determinations under this Sections 4.1. will be made on the basis of the holdings of Shares of the class of Shares to be included in such Sale by the Prospective Selling Investor (including the Tag Along Sale Percentage).

4.2. Drag Along. If one or more holders of Investor Shares (each such holder, a “Prospective Selling Investor”) proposes to Sell to a Prospective Buyer (other than an Affiliate of the Investors) an amount of Investor Shares equal to an aggregate of 20% or more of the Investor Shares then currently outstanding, each holder of Shares of a class hereby agrees, if requested by the Majority Investors, to Sell a percentage of each class of Shares held by such holder of Shares that is equal to the percentage of Investor Shares owned by the Prospective Selling Investor that are proposed to be Sold by the Prospective Selling Investor to the Prospective Buyer (the “Drag Along Sale Percentage”), directly or indirectly, in the manner and on the terms set forth in this Section 4.2..

4.2.1 Exercise. If the Majority Investors elect to exercise their rights under this Section 4.2. , the Prospective Selling Investors will furnish a written notice (the “Drag Along Notice”) to each other holder of Shares. The Drag Along Notice will set forth the principal terms of the proposed Sale insofar as it relates to such Shares including (i) the number and class of Shares to be acquired from the Prospective Selling Investors, (ii) the Drag Along Sale Percentage applicable to such class, (iii) the per Share consideration (which, for the avoidance of doubt, may be expressed as a formula or otherwise) applicable to such class to be received in the proposed Sale of Shares of a class and (iv) the name and address of the Prospective Buyer. If the Prospective Selling Investors consummate the proposed Sale to which reference is made in the Drag Along Notice, each other holder of Shares (each a “Participating Seller”, and, together with the Prospective Selling Investors, collectively, the “Drag Along Sellers”) will be bound and obligated to Sell the Drag Along Sale Percentage of his, her or its Shares of such class in the proposed Sale on the same terms and conditions, with respect to each Share Sold (subject to Section 4.3.4 hereof in the case of Options, Warrants and Convertible Securities), as the Prospective Selling Investors will Sell each Investor Share of such class in the Sale (subject to Section 4.3.4 hereof in the case of Options, Warrants and Convertible Securities).

4.2.2 Waiver of Appraisal Rights. Each Drag Along Seller agrees not to demand or exercise appraisal rights under Section 262 of the DGCL with respect to a transaction subject to this Section 4.2. as to which such appraisal rights are available.

4.2.3 Classes of Shares. For the avoidance of doubt, the obligation of any holder of Shares to include Shares in any Sale in accordance with this Section 4.2. will be limited to an obligation to include Shares in such Sale which are of the same class as the Shares to be included in such Sale by the Prospective Selling Investors, and all determinations under this Section 4.2. will be made on the basis of the holdings of Shares of the class of Shares to be included in such Sale by the Prospective Selling Investor (including the Drag Along Sale Percentage).

4.3. Miscellaneous. The following provisions will apply to any proposed Sale to which Sections 4.1. or 4.2. apply:

4.3.1 Certain Legal Requirements. In the event the consideration to be paid in exchange for Shares in a proposed Sale pursuant to Section 4.1. or Section 4.2. hereof includes any securities, and the receipt thereof by a Participating Seller would require under applicable law (a) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities or (b) the provision to any Tag Along Seller or Drag Along Seller of any information regarding the Company, such securities or the issuer thereof, such Participating Seller will not have the right to Sell Shares in such proposed Sale. In such event, the Prospective Selling Investors will have the right, but not the obligation, to cause to be paid to such Participating Seller in lieu thereof, against surrender of the Shares (in accordance with Section 4.3.6 hereof) which would have otherwise been Sold by such Participating Seller to the Prospective Buyer in the proposed Sale, an amount in cash equal to the Fair Market Value of such Shares as of the date such securities would have been issued in exchange for such Shares.

4.3.2 Further Assurances. Each Participating Seller, whether in his, her or its capacity as a Participating Seller, stockholder, officer or director of the Company, or otherwise, will take or cause to be taken all such actions as may be necessary or reasonably desirable in order to expeditiously consummate each Sale pursuant to Section 4.1. or Section 4.2. hereof and any related transactions, including executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments; furnishing information and copies of documents; filing applications, reports, returns, filings and other documents or instruments with governmental authorities; and otherwise cooperating with the Prospective Selling Investors and the Prospective Buyer; provided, however, that Participating Sellers will be obligated to become liable in respect of any representations, warranties, covenants, indemnities or otherwise to the Prospective Buyer solely to the extent provided in the immediately following sentence. Without limiting the generality of the foregoing, each Participating Seller agrees to execute and deliver such agreements as may be reasonably specified by the Prospective Selling Investors to which such Prospective Selling Investors will also be party on the same terms and conditions with respect to each Share sold, including agreements to (a) (i) make individual representations, warranties, covenants and other agreements, on a several basis and solely as to themselves, as to the unencumbered title to its Shares and the power, authority and legal right to Transfer such Shares and the absence of any Adverse Claim with respect to such Shares and (ii) be liable, on a several basis, without limitation as to such representations, warranties, covenants and other agreements, (b) be liable (whether by purchase price adjustment, indemnity payments or otherwise) in respect of representations, warranties, covenants and agreements in respect of the Company and its subsidiaries; provided, however, that the aggregate amount of liability described in this clause (b) in connection with any Sale of Shares will not exceed the lesser of (i) such Participating Seller’s pro rata portion of any such liability, to be determined in accordance with such Participating Seller’s portion of the total number of Shares included in such Sale or (ii) the proceeds allocated to such Participating Seller in connection with such Sale and (c) be liable in respect of claims for fraud, willful breach and intentional misconduct to the extent such claims are not limited against the Prospective Selling Investors.

4.3.3 Sale Process. The Prospective Selling Investors will, in their sole discretion, decide whether or not to pursue, consummate, postpone or abandon any proposed Sale and the terms and conditions thereof. No Investor or any Affiliate of any Investor will have any liability to any other holder of Shares arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any proposed Sale except to the extent such Investor will have failed to comply with the provisions of this Section ARTICLE IV.

4.3.4 Treatment of Options, Warrants and Convertible Securities. Each Participating Seller agrees that to the extent he, she or it desires to include vested and exercisable Options, Warrants or Convertible Securities in any Sale of Shares pursuant to Section ARTICLE IV hereof, he, she or it shall be deemed to have exercised, converted or exchanged such vested and exercisable Options, Warrants or Convertible Security immediately prior to the closing of such Sale to the extent necessary to Sell Common Stock to the Prospective Buyer, except to the extent permitted under the terms of any such Option, Warrant or Convertible Security and agreed to by the Board and the Prospective Buyer. If any Participating Seller will Sell Options, Warrants or Convertible Securities in any Sale pursuant to Section ARTICLE IV hereof, such Participating Seller will receive in exchange for such Options, Warrants or Convertible Securities consideration equal to the amount (if greater than zero) determined by multiplying (a) the purchase price per Share of Common Stock received by the holders of the Prospective Selling Investors in such Sale less the unpaid exercise or conversion price, if any, per Share of such Option, Warrant or Convertible Security by (b) the number of Shares of Common Stock issuable upon exercise, conversion or exchange of such Option, Warrant or Convertible Security (to the extent exercisable, convertible or exchangeable at the time of such Sale), subject to reduction for any tax or other amounts required to be withheld under applicable law.

4.3.5 Expenses. All reasonable costs and expenses incurred by the Prospective Selling Investors or the Company in connection with any proposed Sale pursuant to this Section ARTICLE IV (whether or not consummated), including all attorneys fees and charges, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, will be paid by the Company. The reasonable fees and charges of a single legal counsel representing any or all of the other Tag Along Sellers or Drag Along Sellers in connection with any proposed Sale pursuant to this Section ARTICLE IV (whether or not consummated) will be paid by the Company. Any other costs and expenses incurred by or on behalf of any or all of the other Tag Along Seller(s) or Drag Along Seller(s) in connection with any proposed Sale pursuant to this Section ARTICLE IV (whether or not consummated) will be borne by such Tag Along Seller(s) or Drag Along Seller(s).

4.3.6 Closing. The closing of a Sale to which Sections 4.1. or 4.2. hereof apply will take place at such time and place as the Prospective Selling Investors will specify by notice to each Participating Seller. At the closing of such Sale, each Participating Seller will deliver the certificates evidencing the Shares (or Options, Warrants or Convertible Securities to the extent permitted by this Section 4.3) to be Sold by such Participating Seller, duly endorsed, or with stock (or equivalent) powers duly endorsed, for transfer with signature guaranteed, free and clear of any Adverse Claim, with any stock (or equivalent) transfer tax stamps affixed, against delivery of the applicable consideration.

4.4. Period. The foregoing provisions of this Section ARTICLE IV will expire upon the earlier of the closing of (a) a Change of Control and (b) the effectiveness of the Company’s registration statement in connection with an Initial Public Offering.

ARTICLE V

OPTIONS TO PURCHASE MANAGEMENT SHARES.

5.1. Call Options. Except as the Company may otherwise agree in writing with any Manager with respect to Shares held by such Manager (or any Person to whom any shares of Common Stock were originally issued at the request of such Manager) or originally issued to such Manager (or other Person at the request of such Manager) but held by one or more direct or indirect Permitted Transferees (collectively, the “Management Call Group”), upon any termination of the employment by the Company and its subsidiaries of any Manager (whether such termination is by the Company, by such Manager or otherwise), the Company will have the right to purchase for cash (or a note to the extent provided in Section 5.3. below) all or any portion of the Purchased Management Shares held by the Management Call Group on the following terms (the “Management Call Option”):

5.1.1 General. For all Purchased Management Shares, the following terms will apply:

(a) Termination other than for Cause. If a Manager’s employment is terminated for any reason other than for Cause (including as a result of death or disability), or if a Manager resigns his or her employment for any reason, the Company (or its designated assignee) will have the right, on one or more occasions, at any time up to and including the date that is ninety days following the later to occur of (x) the later of termination of such Manager’s employment and the last date on which any Option or Warrant is exercisable by any member of such Manager’s Management Call Group, and (y) the date that is six months plus one day following the most recent acquisition of Purchased Management Shares from the Company by any member of such Manager’s Management Call Group, to purchase from such Management Call Group, and upon the exercise of such call right each member of such Management Call Group will sell to the Company (or its designated assignee), all of the Purchased Management Shares held by such member of the Management Call Group as of the date as of which such call right is exercised at a price equal to the Fair Market Value of the Purchased Management Shares being sold, determined as of the date specified in such Management Call Notice (as defined below), which date will be no earlier than the date that is six months plus one day following the most recent acquisition from the Company by any member of such Manager’s Management Call Group of any such Purchased Management Shares that are to be purchased by the Company pursuant to such exercised call right and will be no later than the last date on which the Company is permitted to issue a Management Call Notice in respect of such Purchased Management Shares under this Section 5.1.1 (a).

(b) Termination for Cause. If a Manager’s employment is terminated for Cause (or the Company reasonably determines that it could have terminated such Manager’s employment for Cause at the time such Manager resigned), the Company (or its designated assignee) will have the right, on one or more occasions, at any time up to and including the date that is ninety days following the later to occur of (x) the later of termination of such Manager’s employment and the last date on which any Option or Warrant is exercisable by any member of such Manager’s Management Call Group, and (y) the date that is six months plus one day following the most recent acquisition of Purchased Management Shares from the Company by any member of such Manager’s Management Call Group, to purchase from such Management Call Group, and upon the exercise of such call right each member of such Management Call Group will sell to the Company (or its designated assignee), all of the Purchased Management Shares held by such member of the Management Call Group as of the date as of which such call right is exercised at a price (the “Bad Leaver Price”) equal to the lesser of (i) the Fair Market Value of the Purchased Management Shares being sold, determined as of the date specified in such Management Call Notice, which date will be no earlier than the date that is six months plus one day following the most recent acquisition from the Company by any member of such Manager’s Management Call Group of any such Purchased Management Shares that are to be purchased by the Company pursuant to such exercised call right and will be no later than the last date on which the Company is permitted to issue a Management Call Notice in respect of such Purchased Management Shares under this Section 5.1.1 (b), and (ii) the price paid, if any, by such Manager for such Purchased Management Shares; provided, that for purposes of the foregoing clause (ii), the price paid by a Manager for a share acquired upon exercise of an Option or Warrant will be deemed to be equal to the exercise price of such Option or Warrant.

(c) Violation of Non-Competition Obligations. If a Manager’s employment is terminated for any reason or if a Manager resigns his or her employment for any reason and, within twelve months of such termination or resignation, such Manager Competes, the Company (or its designated assignee) will have the right, on one or more occasions, at any time up to and including the date that is one hundred eighty (180) days following the later to occur of (x) the later of the first date on which the Company receives notice that such Manager Competed and the last date on which any Option or Warrant is exercisable by any member of such Manager’s Management Call Group, and (y) the date that is six months plus one day following the most recent acquisition of Shares from the Company by any member of such Manager’s Management Call Group, to purchase from such Management Call Group, and upon the exercise of such call right each member of such Management Call Group will sell to the Company (or its designated assignee), all of the Purchased Management Shares held by such member of the Management Call Group as of the date as of which such call right is exercised at a price equal to the Bad Leaver Price.

5.1.2 Notices, Etc. Any Management Call Option may be exercised by delivery of written notice thereof (the “Management Call Notice”) to all members of the applicable Management Call Group from whom the Company has elected to purchase Purchased Management Shares no later than the end of the applicable 90 or 180 day period specified in Section 5.1.1. The Management Call Notice will state that the Company has elected to exercise the Management Call Option, the number of Purchased Management Shares with respect to which the Management Call Option is being exercised and the price or the date for determining the price of such shares.

5.1.3 Vesting. The rights of the Company and the Investors to purchase Management Shares under this Section ARTICLE V are in addition to, and do not modify, any vesting or exercisability requirements or forfeiture conditions that may be included in the terms of any Management Shares.

5.2. Closing.

5.2.1 The closing of any purchase and sale of Management Shares pursuant to this Section ARTICLE V will take place as soon as reasonably practicable, and in any event not later than 30 days after delivery of the Management Call Notice or, in the case of Option Shares, if later, 30 days after the determination of the applicable purchase price in accordance with Section 5.1.1 hereof (provided, that such time will be extended as necessary to comply with requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or other applicable legal requirements) at the principal office of the Company, or at such other time and location as the parties to such purchase may mutually determine.

5.2.2 At the closing of any purchase and sale of Management Shares following the exercise of any Management Call Option, the holders of Shares to be sold shall deliver to the Company a certificate or certificates representing the Shares to be purchased by the Company, duly endorsed, or with stock (or equivalent) powers duly endorsed, for transfer with signature guaranteed, free and clear of any lien or encumbrance, with any necessary stock (or equivalent) transfer tax stamps affixed, and the Company will pay to such holder by certified or bank check or wire transfer of immediately available federal funds or note, as may be applicable, the purchase price of the Shares being purchased by the Company. The delivery of a certificate or certificates for Shares by any Person selling Shares pursuant to any Management Call Option will be deemed a representation and warranty by such Person that: (i) such Person has full right, title and interest in and to such Shares; (ii) such Person has all necessary power and authority and has taken all necessary action to sell such Shares as contemplated; (iii) such Shares are free and clear of any and all liens or encumbrances and (iv) there is no Adverse Claim with respect to such Shares.

5.3. Form of Payment.

5.3.1 If (i) any payment of cash is required upon the purchase of Management Shares by the Company upon the exercise of any Management Call Option or (ii) any payment on a promissory note issued under this Section 5.3.1 comes due, and, in either case, such payment (or any dividend to fund such payment) would (or with notice or the lapse of time or both would) constitute, result in or give rise to a breach or violation of the terms or provisions of, or result in a default, event of default or right or cause of action under, any guarantee, financing or security agreement, indenture or document entered into by the Company or any of its subsidiaries and in effect on such date in respect of indebtedness for borrowed money or debt security, would be prohibited under Section 160 (“Section 160”) of the General Corporation Law of the State of Delaware (the “DGCL”), or would otherwise violate the DGCL (or if the Company or any such subsidiary reincorporates in another jurisdiction, the applicable business corporation law of such jurisdiction), then, to the extent permitted by Section 160:

(a) in the case of a cash payment due at a closing of any purchase of Management Shares by the Company upon the exercise of any Management Call Option, the Company will issue a promissory note in the aggregate principal amount of such payment, the principal amount of which note will be due and payable on demand (subject to subsection 5.3.1 (c) below) and interest will accrue thereon at a rate equal to the prime rate (as reported in the Wall Street Journal Eastern Edition);

(b) in the case of a cash payment in respect of a promissory note issued under this Section 5.3.1, notwithstanding any of the provisions of such note, including the stated maturity of such note and the stated date on which interest payments are due, such payment will not become due and payable until such time as such payment can be made without violating any such agreement; and

(c) notwithstanding the terms of any promissory note issued pursuant to this Section 5.3.1, the Company must pay off the promissory note at the earliest of (i) a Sale Transaction, (ii) the effectiveness of the Company’s registration statement in connection with an Initial Public Offering (but only to the extent of the net proceeds received by the Company in such Initial Public Offering) and (iii) the date on which any cash dividend or distribution is made in respect of Shares. At any such time, the Company will promptly notify the holder of such promissory note and make a payment on each such promissory note. If more than one such promissory note is outstanding at the time of payment, payment will be made to the holders of all such promissory notes on a pro rata basis.

5.3.2 In the event that the Company has exercised its call right pursuant to Section 5.1.1 (a) with respect to Management Shares held by (i) a Manager who (A) Competes within twelve months of such Manager’s termination of employment or resignation as described in Section 5.1.1 (c) or (B) is reasonably determined by the Company to have been eligible for termination for Cause, in either case following the Company’s exercise of such call right, and/or (ii) one or more members of such Manager’s Management Call Group that held Management Shares, such Manager and/or such members of such Manager’s Management Call Group shall be obligated to deliver to the Company, within five (5) days following notice from the Company that such amount is due, an amount equal to the product of (x) the number of Management Shares purchased in connection with the exercise of the call right, multiplied by (y) the excess, if any, of the price paid for such Management Shares over the Bad Leaver Price for such Management Shares.

5.4. Investor Call Option. If the Company shall elect not to purchase (pursuant to Section 5.1. hereof) any or all Management Shares held by a Manager or one or more members of such Manager’s Management Call Group, the Company shall notify the Investors and the Investors may purchase any or all of the remaining Management Shares held by such Persons for the purchase price identified in Section 5.1. hereof; provided, that nothing in this Section 5.3. shall operate to extend the time within which the Management Call Notice may be delivered pursuant to Section 5.1.2 hereof. The right to purchase such Shares will be allocated pro rata among the Investors (unless the Investors agree otherwise).

5.5. Acknowledgment. Each holder of Management Shares acknowledges and agrees that neither the Company, nor any Person directly or indirectly affiliated with the Company (in each case whether as a director, officer, manager, employee, agent or otherwise), will have any duty or obligation to affirmatively disclose to him, her or it, and he, she or it will not have any right to be advised of, any material information regarding the Company or otherwise at any time prior to, upon, or in connection with any termination of his, her or its employment by the Company and its subsidiaries upon the exercise of any Management Call Option or any purchase of the Shares in accordance with the terms hereof.

5.6. Period. The foregoing provisions of this Section ARTICLE V will expire with respect to any Management Share upon the earlier of the closing of (a) a Change of Control and (b) the effectiveness of the Company’s registration statement in connection with a Qualified Public Offering.

ARTICLE VI

REMEDIES.

6.1. Generally. The Company and each holder of Shares will have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder by the Company or any holder of Shares. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies that may be available, each of the parties hereto will be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate in the circumstances.

6.2. Deposit. Without limiting the generality of Section 6.1. hereof, if any holder of Shares fails to deliver to the purchaser thereof the certificate or certificates evidencing Shares to be Sold pursuant to Section ARTICLE IV or ARTICLE V hereof, such purchaser may, at its option, in addition to all other remedies it may have, deposit the purchase price (including any promissory note constituting all or any portion thereof) for such Shares with any national bank or trust company having combined capital, surplus and undivided profits in excess of One Hundred Million Dollars ($100,000,000) (the “Escrow Agent”) and the Company will cancel on its books the certificate or certificates representing such Shares and thereupon all of such holder’s rights in and to such Shares will terminate. Thereafter, upon delivery to such purchaser by such holder of the certificate or certificates evidencing such Shares (duly endorsed, or with stock powers duly endorsed, for transfer, with signature guaranteed, free and clear of any liens or encumbrances, and with any transfer tax stamps affixed), such purchaser shall instruct the Escrow Agent to deliver the purchase price (without any interest from the date of the closing to the date of such delivery, any such interest to accrue to such purchaser) to such holder.

ARTICLE VII

LEGENDS.

7.1. Restrictive Legend. Each certificate representing Shares will have the following legend endorsed conspicuously thereupon:

THE VOTING OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, AND THE SALE, ENCUMBRANCE OR OTHER DISPOSITION THEREOF, ARE SUBJECT TO THE PROVISIONS OF A STOCKHOLDERS AGREEMENT TO WHICH THE ISSUER AND CERTAIN OF ITS STOCKHOLDERS ARE PARTY, A COPY OF WHICH MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE ISSUER OR OBTAINED FROM THE ISSUER WITHOUT CHARGE.

Each certificate representing Investor Shares will also have the following legend endorsed conspicuously thereupon:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED TO, OR ISSUED WITH RESPECT TO SHARES ORIGINALLY ISSUED TO, THE FOLLOWING INVESTOR:                     .

Each certificate representing Other Investor Shares will also have the following legend endorsed conspicuously thereupon:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED TO, OR ISSUED WITH RESPECT TO SHARES ORIGINALLY ISSUED TO, THE FOLLOWING OTHER INVESTOR:                     .

Each certificate representing Management Shares will also have the following legend endorsed conspicuously thereupon:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED TO, OR ISSUED WITH RESPECT TO SHARES ORIGINALLY ISSUED TO OR AT THE REQUEST OF, THE FOLLOWING MANAGER:                     .

Any Person who acquires Shares which are not subject to any of the terms of this Agreement will have the right to have such legend (or the applicable portion thereof) removed from certificates representing such Shares.

7.2. 1933 Act Legends. Each certificate representing Shares will have the following legend endorsed conspicuously thereupon:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, ASSIGNED,

PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT COVERING THE TRANSFER OR AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER, THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.

7.3. Stop Transfer Instruction. The Company will instruct any transfer agent not to register the Transfer of any Shares until the conditions specified in the foregoing legends are satisfied.

7.4. Termination of 1933 Act Legend. The requirement imposed by Section 7.2. hereof will cease and terminate as to any particular Shares (a) when, in the opinion of Ropes & Gray LLP, or other counsel reasonably acceptable to the Company, such legend is no longer required in order to assure compliance by the Company with the Securities Act or (b) when such Shares have been effectively registered under the Securities Act or transferred pursuant to Rule 144. Wherever (x) such requirement will cease and terminate as to any Shares or (y) such Shares will be transferable under Rule 144 without volume limitation or other restrictions on transfer (including without application of paragraphs (c), (e), (f) and (h) of Rule 144), the holder thereof will be entitled to receive from the Company, without expense, new certificates not bearing the legend set forth in Section 7.2. hereof.

ARTICLE VIII

AMENDMENT, TERMINATION, ETC.

8.1. Oral Modifications. This Agreement may not be orally amended, modified, extended or terminated, nor will any oral waiver of any of its terms be effective.

8.2. Written Modifications. This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Majority Investors; provided, however, that (a) the consent of the Majority Other Investors will be required for any amendment, modification, extension, termination or waiver that has a materially disproportionate and adverse effect on the rights of the holders of Other Investor Shares as such under this Agreement and (b) the consent of the Majority Managers will be required for any amendment, modification, extension, termination or waiver that has a materially disproportionate and adverse effect on the rights of the holders of Management Shares as such under this Agreement. Each such amendment, modification, extension, termination and waiver will be binding upon each party hereto and each holder of Shares subject hereto. In addition, each party hereto and each holder of Shares subject hereto may waive any right hereunder by an instrument in writing signed by such party or holder.

8.3. Effect of Termination. No termination under this Agreement will relieve any Person of liability for breach prior to termination.

ARTICLE IX

DEFINITIONS. FOR PURPOSES OF THIS AGREEMENT:

9.1. Certain Matters of Construction. In addition to the definitions referred to or set forth below in this Section ARTICLE IX:

(a) The words “hereof”, “herein”, “hereunder” and words of similar import will refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement will include all subsections thereof;

(b) The word “including” will be construed as “including without limitation”;

(c) Definitions will be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined; and

(d) The masculine, feminine and neuter genders will each include the other.

9.2. Definitions. The following terms will have the following meanings:

“Adverse Claim” will have the meaning set forth in Section 8-302 of the applicable Uniform Commercial Code.

“Affiliate” will mean (a) with respect to any specified Person that is not a natural Person, any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise) and (b) with respect to any natural Person, any Member of the Immediate Family of such natural Person.

“Affiliated Fund” will mean each corporation, trust, limited liability company, general or limited partnership or other entity under common control with any Investor or that receives investment advice from the investment adviser to any Investor or an investment adviser Affiliated with such investment adviser.

“Agreement” will have the meaning set forth in the Preamble.

“Bad Leaver Price” shall have the meaning set forth in Section 5.1.1(b).

“Board” will have the meaning set forth in Section 2.1. hereof.

“Business Day” shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

“Cause” with respect to any holder of Management Shares, means (i) a material breach by such Manager of the Manager’s duties and responsibilities, or (ii) the commission by the Manager of a felony involving moral turpitude, or (iii) the commission by the Manager of theft, fraud, embezzlement, material breach of trust or any material act of dishonesty involving the Company or its subsidiaries, or (iv) a significant violation by the Manager of the code of conduct of the Company or its subsidiaries or of any statutory or common law duty of loyalty to the Company or its subsidiaries. Notwithstanding the foregoing, if a Manager is party to an employment or severance agreement with the Company or any subsidiary of the Company that contains a definition of cause, such definition will apply (in the case of such Manager) in lieu of the definition set forth in the preceding sentence.

“Change of Control” will mean (a) any change in the ownership of the capital stock of the Company if, immediately after giving effect thereto, any Person (or group of Persons acting in concert) other than the Investors and their Affiliates will have the direct or indirect power to elect a majority of the members of the Board or (b) any change in the ownership of the capital stock of the Company if, immediately after giving effect thereto, the Investors and their Affiliates will own less than 25% of the Equivalent Shares.

“Charitable Organization” will mean a charitable organization as described by Section 501(c)(3) of the Code.

“Closing” will have the meaning set forth in Section 1.1. hereof.

“Class A Stock” will mean the Class A Common Stock, par value $.001 per share of the Company.

“Class L Stock” will mean the Class L Common Stock, par value $.001 per share, of the Company.

“Code” will mean the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any successor statute of similar import, in each case as in effect from time to time. References to sections of the Code also refer to any successor sections.

“Common Stock” will mean the common stock, par value $0.01 per share, of the Company including the Class A Stock and the Class L Stock.

“Company” will have the meaning set forth in the Preamble.

“Compete” will mean, with respect to a Manager, the breach by such Manager of any non-competition, non-solicitation or similar restrictive covenant made by such Manager in favor of the Company or any subsidiary of the Company, and “Competes” and “Competed” will each have correlative meaning.

“Convertible Securities” will mean any evidence of indebtedness, shares of stock (other than Common Stock) or other securities (other than Options and Warrants) which are directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock.

“Cost” will mean, for any security, the price paid to the issuer for such security.

“DGCL” will have the meaning set forth in Section 5.3.1 hereof.

“Drag Along Notice” will have the meaning set forth in Section 4.2.1 hereof.

“Drag Along Sale Percentage” will have the meaning set forth in Section 4.2. hereof.

“Drag Along Sellers” will have the meaning set forth in Section 4.2.1 hereof.

“Equity Interests” means the capital stock or equity interests of any Person (and any common stock or equity interests of any Person issued or issuable with respect to such capital stock or equity interests, as applicable, by way of a equity dividend or distribution payable thereon or split, reverse split, recapitalization, reclassification, reorganization, exchange, subdivision or combination thereof).

“Equivalent Shares” will mean, at any date of determination, (a) as to any outstanding shares of Common Stock, such number of shares of Common Stock and (b) as to any outstanding Options, Warrants or Convertible Securities which constitute Shares, the maximum number of shares of Common Stock for which or into which such Options, Warrants or Convertible Securities may at the time be exercised, converted or exchanged (or which will become exercisable, convertible or exchangeable on or prior to, or by reason of, the transaction or circumstance in connection with which the number of Equivalent Shares is to be determined).

“ERISA” will mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, in each case as in effect from time to time.

“Escrow Agent” will have the meaning set forth in Section 6.2. hereof.

“Exchange Act” will mean the Securities Exchange Act of 1934, as in effect from time to time.

“Fair Market Value” will mean, as of any date, as to any share of Common Stock, the Board’s good faith determination of the fair value of such shares as of the applicable reference date and, as to any Option or Warrant, such fair value reduced by any applicable exercise price.

“FINRA” shall mean the Financial Industry Regulatory Authority.

“Gymboree” will have the meaning set forth in the Preamble.

“Initial Public Offering” means the initial Public Offering registered on Form S-1 (or any successor form under the Securities Act).

“Investor Shares” will mean (a) all shares of Common Stock originally issued to, or issued with respect to shares originally issued to, or held by, an Investor, whenever issued, including all shares of Common Stock issued upon the exercise, conversion or exchange of any Options, Warrants or Convertible Securities and (b) all Options, Warrants and (except for purposes of Section 4.1. hereof) Convertible Securities originally granted or issued to an Investor (treating such Options, Warrants and Convertible Securities as a number of shares equal to the number of Equivalent Shares represented by such Options, Warrants and Convertible Securities for all purposes of this Agreement except as otherwise specifically set forth herein).

“Investors” will have the meaning set forth in the Preamble.

“Majority Investors” will mean, as of any date, the holders of a majority of the Investor Shares outstanding on such date.

“Majority Managers” will mean, as of any date, the holders of a majority of the Management Shares outstanding on such date.

“Majority Other Investors” will mean, as of any date, the holders of a majority of the Other Investor Shares outstanding on such date.

“Management Call Group” will have the meaning set forth in Section 5.1. hereof.

“Management Call Notice” will have the meaning set forth in Section 5.1.2 hereof.

“Management Call Option” will have the meaning set forth in Section 5.1. hereof.

“Management Shares” will mean (a) all shares of Common Stock originally issued to, or issued with respect to shares originally issued to, or held by, a Manager (or a Person to whom such shares of Common Stock were issued at the request of a Manager), whenever issued, including all shares of Common Stock issued upon the exercise, conversion or exchange of any Options, Warrants or Convertible Securities and (b) all Options, Warrants and (except for purposes of Section 4.1. hereof) Convertible Securities originally granted or issued to a Manager (treating such Options, Warrants and Convertible Securities as a number of shares equal to the number of Equivalent Shares represented by such Options, Warrants and Convertible Securities for all purposes of this Agreement except as otherwise specifically set forth herein).

“Managers” will have the meaning set forth in the Preamble.

“Member of the Immediate Family” will mean, with respect to any individual, each parent, spouse or child or other descendant of such individual, each trust created solely for the benefit of one or more of the aforementioned Persons and their spouses and each custodian or guardian of any property of one or more of the aforementioned Persons in his, her or its capacity as such custodian or guardian.

“Merger” will mean the merger of Merger Sub with and into Gymboree as provided in the Merger Agreement.

“Merger Agreement” will have the meaning set forth in the Recitals.

“Merger Sub” will have the meaning set forth in the Recitals.

“Option Shares” will mean, with respect to a Manager or direct or indirect Permitted Transferee of a Manager, all or any portion of the Management Shares which were issued upon exercise of an Option held by such holder (or Permitted Transferee, if applicable).

“Options” will mean any options to subscribe for, purchase or otherwise directly acquire Common Stock.

“Other Investor Shares” will mean (a) all shares of Common Stock originally issued to, or issued with respect to shares originally issued to, or held by, an Other Investor, whenever issued, including all shares of Common Stock issued upon the exercise, conversion or exchange of any Options, Warrants or Convertible Securities and (b) all Options, Warrants and (except for purposes of Section 4.1. hereof) Convertible Securities originally granted or issued to an Other Investor (treating such Options, Warrants and Convertible Securities as a number of shares equal to the number of Equivalent Shares represented by such Options, Warrants and Convertible Securities for all purposes of this Agreement except as otherwise specifically set forth herein).

“Other Investors” will have the meaning set forth in the Preamble.

“Participating Seller” will have the meaning set forth in Sections 4.1.2 and 4.2.1 hereof.

“Permitted Transferee” will have the meaning set forth in Section 3.1. .

“Person” will mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Principal Lock-Up Agreement” will have the meaning set forth in Section 3.5. hereof.

“Prospective Buyer” will mean any Person proposing to purchase Shares from a Prospective Selling Investor.

“Prospective Selling Investor” will have the meaning set forth in Sections 4.1. and 4.2. hereof.

“Public Offering” will mean a public offering and sale of Common Stock for cash pursuant to an effective registration statement under the Securities Act.

“Purchased Management Shares” will mean, with respect to a Manager (or a Person to whom any shares of Common Stock were originally issued at the request of such Manager) or direct or indirect Permitted Transferee of a Manager (or any such Person whom any shares of Common Stock were originally issued at the request of such Manager), all of the Management Shares which are not Options or Warrants held by such holder (or Permitted Transferee, if applicable).

“Qualified Public Offering” will mean a Public Offering, other than any Public Offering or sale pursuant to a registration statement on Form S-8 or comparable form, in which the aggregate price to the public of all such Common Stock sold in such offering will exceed $125,000,000.

“Registration Rights Agreement” will mean that certain Registration and Participation Rights Agreement to be dated as of the date hereof, among the Company and certain other parties thereto, as may be amended from time to time.

“Regulation D” will mean Regulation D under the Securities Act.

“Rule 144” will mean Rule 144 under the Securities Act (or any successor Rule).

“Rule 145 Transaction” will mean a registration on Form S-4 pursuant to Rule 145 of the Securities Act (or any successor Form or provision, as applicable).

“Sale” will mean a Transfer for value.

“Securities Act” will mean the Securities Act of 1933, as in effect from time to time.

“Section 160” shall have the meaning set forth in Section 5.3.1 hereof.

“Shares” will mean all Investor Shares, Other Investor Shares and Management Shares.

“Stockholders” will have the meaning set forth in the Preamble.

“Tag Along Holder” will have the meaning set forth in Section 4.1.1 hereof.

“Tag Along Notice” will have the meaning set forth in Section 4.1.1 hereof.

“Tag Along Offer” will have the meaning set forth in Section 4.1.1 hereof.

“Tag Along Sale Percentage” will have the meaning set forth in Section 4.1.1 hereof.

“Tag Along Sellers” will have the meaning set forth in Section 4.1.2 hereof.

“Transfer” will mean any sale, pledge, assignment, encumbrance or other transfer or disposition of any Shares to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise.

“Warrants” will mean any warrants to subscribe for, purchase or otherwise directly acquire Common Stock.

ARTICLE X

MISCELLANEOUS.

10.1. Authority; Effect. Each party hereto represents and warrants to and agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound. This Agreement does not, and will not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association. Each of the Company, the Investors and Gymboree will be jointly and severally liable for any payment obligation of the Company, the Investors and Gymboree pursuant to this Agreement.

10.2. Notices. Any notices, requests, demands, claims and other communications required or permitted to be delivered, given or otherwise provided under this Agreement shall be in writing and shall be (a) delivered or given personally, (b) sent by facsimile, or (c) sent by overnight courier, in each case, to the address (or facsimile number) listed below:

If to the Company:

Gymboree Holdings, Ltd.

500 Howard Street

San Francisco, California 94105

Attention: Chief Executive Officer

Facsimile: (707) 678-1315

with a copy to:

c/o Bain Capital Partners, LLC

John Hancock Tower

200 Clarendon Street

Boston, Massachusetts 02116

Attention: Joshua Bekenstein and Jordan Hitch

Facsimile: (617) 516-2010

If to an Investor:

c/o Bain Capital Partners, LLC

John Hancock Tower

200 Clarendon Street

Boston, Massachusetts 02116

Attention: Joshua Bekenstein and Jordan Hitch

Facsimile: (617) 516-2010

with a copy to:

Ropes & Gray LLP

The Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

Attention: R. Newcomb Stillwell and C. Todd Boes

Facsimile: (617) 951-7050

If to an Other Investor or a Manager, to the most recent address of such Other Investor or such Manager shown on the records of the Company.

Notice to the holder of record of any shares of capital stock will be deemed to be notice to the holder of such shares for all purposes hereof.

Unless otherwise specified herein, such notices or other communications will be deemed effective (a) on the date received, if personally delivered, (b) on the date received if delivered by facsimile on a Business Day, or if delivered on other than a Business Day, on the first Business Day thereafter and (c) 1 Business Day after being sent by overnight courier. Each of the parties hereto will be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

10.3. Binding Effect, Etc. Except for restrictions on Transfers of Shares set forth in other agreements, plans or other documents, this Agreement constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and will be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and permitted assigns. Except as otherwise expressly provided herein, no Investor, Manager or other party hereto may assign any of its respective rights or delegate any of its respective obligations under this Agreement without the prior written consent of the other parties hereto, and any attempted assignment or delegation in violation of the foregoing will be null and void.

10.4. Descriptive Headings. The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and will not be construed to define or limit any of the terms or provisions hereof.

10.5. Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed an original, but all of which taken together will constitute one instrument.

10.6. Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision will be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it will not invalidate, render unenforceable or otherwise affect any other provision hereof.

ARTICLE XI

GOVERNING LAW.

11.1. Governing Law. This Agreement and any controversy arising out of or relating to this Agreement will be governed by and construed in accordance with the DGCL as to matters within the scope thereof, and as to all other matters will be governed by and construed in accordance with the internal laws of the State of New York.

11.2. Consent to Jurisdiction. Each of the parties agrees that all actions, suits or proceedings arising out of, based upon or relating to this Agreement or the subject matter hereof will be brought and maintained exclusively in the federal and state courts of the State of New York, City of New York, County of New York. Each of the parties hereto by execution hereof (i) hereby irrevocably submits to the jurisdiction of the federal and state courts in the State of New York, City of New York, County of New York for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that it is immune from extraterritorial injunctive relief or other injunctive relief, that its property is exempt or immune from attachment or execution, that any such action, suit or proceeding may not be brought or maintained in one of the above-named courts, that any such action, suit or proceeding brought or maintained in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by any of the above-named courts. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this Agreement, the court in which such litigation is being heard will be deemed to be included in clause (i) above. Each of the parties hereto hereby consents to service of process in any such suit, action or proceeding in any manner permitted by the laws of the State of New York, agrees that service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to Section 10.2. hereof is reasonably calculated to give actual notice and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that service of process made in accordance with Section 10.2. hereof does not constitute good and sufficient service of process. The provisions of this Section 11.2. will not restrict the ability of any party to enforce in any court any judgment obtained in a court included in clause (i) above.

11.3. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 11.3. CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 11.3. WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

11.4. Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement will impair any such right, power or remedy, nor will it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor will any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

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IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) as of the date and year first above written.

THE COMPANY:	GIRAFFE HOLDING, INC.

By:
		Name:	Matthew K. McCauley
		Title:	Chief Executive Officer

Giraffe A:	GIRAFFE INTERMEDIATE A, INC.

By:
		Name:	Matthew K. McCauley
		Title:	Chief Executive Officer

Giraffe B:	GIRAFFE INTERMEDIATE B, INC.

By:
		Name:	Matthew K. McCauley
		Title:	Chief Executive Officer

Gymboree:	THE GYMBOREE CORPORATION

By:
		Name:	Matthew K. McCauley
		Title:	Chief Executive Officer

THE INVESTORS:	GYMBOREE INVESTMENT HOLDINGS, LLC

By:
		Name:	Marko Kivisto
		Title:	Director

THE OTHER INVESTORS:

By:
Name:
Title:

MANAGER:

Name: